Exhibit 10.1

CONSULTING SERVICES AGREEMENT

CONSULTING SERVICES AGREEMENT (this “Agreement”) is entered into as of September _9th__, 2012 by and between NCM Financial, Inc., a US corporation (the “Company”), and Llew Watkins (the “Employee/Consultant”).

RECITALS

A. The Company desires to be assured of the association and services of Consultant and to avail itself of Consultant’s experience, skills, abilities, knowledge and background to advise the Company with respect to those duties normally associated with Management Consulting services and business development for the purpose of Financial Software and Investment Technology, and is therefore willing to engage Consultant upon the terms and conditions set forth herein; and

B. Consultant agrees to be engaged and retained by the Company upon the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the covenants, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1. Consulting Services. Consultant shall provide consulting services on a part-time basis to the Company with respect to those duties normally associated with acting as a management consultant and otherwise act as a consultant of the Company (the “Consulting Services”). These services are described as:

(i) to provide general consulting services to NCM Financial, Inc. in connection with the development of new business ventures;

(ii) to assist in strategic business planning for NCM Financial, Inc.and advise NCM Financial, Inc. with respect to its capital structure;

(iii) to perform a financial and strategic review of NCM Financial, Inc.and to assist NCM Financial, Inc. in formulating its future strategy;

(iv) to assist NCM Financial, Inc. in the performance of due diligence related to potential business arrangements;

(v) to provide general consulting services on such matters as may be requested by the Board of Directors of NCM Financial, Inc.; and

(vi) to assist NCM Financial, Inc.in developing marketing strategies

(vii) to assist in introductions to raise capital and as a public relations employee of NCM Financial, Inc.handle telephone calls and emails from investors considering investment in the company

2. Term. The term of this Agreement shall commence as of the date hereof and shall be effective a period of three months (the “Term”). This agreement may be extended under the same terms by mutual agreement between Consultant and the Company.

3. Dedication of Resources. Consultant shall devote such time, attention and energy as is necessary to perform and discharge the duties and responsibilities under this Agreement in an efficient, trustworthy and professional manner.

4. Standard of Performance. Consultant shall use its best reasonable and best efforts to perform the Consulting Services as an advisor to the Company in an efficient, trustworthy and professional manner. Consultant shall perform the Consulting Services to the sole satisfaction of, and in conjunction and cooperation with, the Company.

5. Compensation. The Company shall pay to Consultant 5% equity as non-dilutional shares of common stock (the “Shares”) of the Company issued at time of S-1 registration. The consultant shall receive 10% introduction fee of the gross funds received by NCM Financial, Inc. or handling fee for any investor introduced or introduction that leads to an investment within the period of 2 years of the introduction. The consultant will also be paid a $3,500 monthly salary as a paid employee of the co. hired as an IR Director stating the first month company is effective and trading.

6. Registration of the Shares. Commencing on the date hereof, the Company shall use its best efforts to promptly register the Shares pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on Securities and Exchange Commission (“SEC”) Form S-8, provided the Consultant and the Company agree on the terms of a lock-up agreement. Consultant hereby covenants that if he becomes a director, officer, holder of ten percent (10%) of the equity and/or voting securities of the Company or is or becomes an “affiliate” of the Company (for the purposes of this Agreement, “affiliate” shall mean an affiliate of, or person affiliated with, a specified person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified), he will not offer to sell or resell the Shares registered on Form S-8, except pursuant to the resale provisions of the Securities Act applicable to affiliates who hold “control securities.”

7. Disclosure. Consultant has reviewed information provided by the Company in connection with the decision to purchase the Stock, including Consultant’s publicly-available filings with the SEC. The Company has provided Consultant with all the information that Consultant has requested in connection with the decision to purchase the Shares. Consultant further represents that Consultant has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company. All such questions have been answered to the full satisfaction of Consultant.

8. Subscription for Shares. The Company is offering and selling the Shares to Consultant pursuant to SEC Rule 506 of Regulation D, promulgated pursuant to the Securities Act, and pursuant to a Subscription Agreement containing representations, warranties and other terms required for a sale of securities to an “accredited investor,” within the meaning of SEC Rule 501(a).

9. Confidential Information. Consultant recognizes and acknowledges that by reason of performance of Consultant’s services and duties to the Company (both during the Term and before or after it) Consultant has had and will continue to have access to confidential information of the Company and its affiliates, including, without limitation, information and knowledge pertaining to products and services offered, inventions, innovations, designs, ideas, plans, trade secrets, proprietary information, advertising, distribution and sales methods and systems, and relationships between the Company and its affiliates and customers, clients, suppliers and others who have business dealings with the Company and its affiliates (“Confidential Information”). Consultant acknowledges that such Confidential Information is a valuable and unique asset and covenants that it will not, either during or for three (3) years after the term of this Agreement, disclose any such Confidential Information to any person for any reason whatsoever or use such Confidential Information (except as its duties hereunder may require) without the prior written authorization of the Company, unless such information is in the public domain through no fault of the Consultant or except as may be required by law. Upon the Company’s request, the Consultant will return all tangible materials containing Confidential Information to the Company.

10. Non-competition.

10.1 For purposes of this Section 10, “Competing Products” means products that compete or will compete with any of Company’s then existing or reasonably anticipated products. “Competing Services” means services that compete or will compete with any of Company’s then existing or reasonably anticipated services with which Consultant has personal involvement in the course of providing the Consulting Services under this Agreement.

10.2 For a period of three (3) years after the termination or expiration of this Agreement, Consultant will not, without the express written consent of the Company, directly or indirectly, in any geographic area where Company’s products or services are then marketed, sold, distributed or provided: (i) distribute or propose to distribute Competing Products (ii) provide or propose to provide Competing Services; (iii) design or develop Competing Products or Competing Services; or (iv) work for or with, or provide services or information to, any natural persons or entity that competes with the Company’s business.

11. Intellectual Property Ownership. The Parties agree as follows:

11.1 The Company shall own all “Project Information” which shall be defined as: all inventions, improvements, discoveries, designs, data, concepts, ideas, processes, methods,

techniques, know-how, software and information, including schematics, engineering drawings, marks, mask works and writings respecting the Products conceived, made or produced by Consultant during the course of performing services under this Agreement, or made or produced as the result of the efforts of Consultant, or the joint efforts of Consultant and the Company, pursuant to this Agreement.

11.2 Consultant agrees to, and hereby does, assign its entire right, title and interest in all Project Information, know-how and trade secret information conceived or made by Consultant and all employees and agents of Consultant, in connection with this Agreement. Consultant further agrees to execute all assignments and other documentation to evidence such assignment, as may reasonably be requested by the Company. Consultant further agrees not to assert any intellectual property right against the Company in relation to the Company’s use of any Project Information.

11.3 The Company, by virtue of its ownership of the Project Information and the Product, shall have the sole right to prepare, file, prosecute and maintain all patents, mask works, trademarks and copyright applications or other registrations with respect to the Project Information.  All such applications and registrations shall be at the Company’s expense.  The Company shall retain ownership of such applications and registrations throughout the term of this Agreement and thereafter.

12. Relationship. This agreement does not create, and shall not be construed to create, any joint venture or partnership between the parties, and may not be construed as an employment agreement. No officer, employee, agent, servant, or independent contractor of Consultant nor its affiliates shall at any time be deemed to be an employee, agent, servant, or broker of the Company for any purpose whatsoever solely as a result of this Agreement, and Consultant shall have no right or authority to assume or create any obligation or liability, express or implied, on the Company’s behalf, or to bind the Company in any manner or thing whatsoever.

13. Notices. Any notice required or desired to be given under this Agreement shall be in writing and shall be deemed given when personally delivered, sent by an overnight courier service, or sent by certified or registered mail to the following addresses, or such other address as to which one party may have notified the other in such manner:

If to the Company:	NCM Financial, Inc.

at P.O. Box 670568 Dallas, TX 75367

If to the Consultant:

13020 Lakehurst Ct.
Fort Myers, FL 33913

14. Applicable Law. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of the State of Florida.

15. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions of this Agreement.

16. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such party. No waiver shall be valid unless in writing and signed by an authorized officer of the Company or Consultant.

17. Assigns and Assignment. This Agreement shall extend to, inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns; provided, however, that this Agreement may not be assigned or transferred, in whole or in part, by the Consultant except with the prior written consent of the Company.

18. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to its subject matter. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

19. Counterparts. This Agreement may be executed by facsimile and in counterparts each of which shall constitute an original document, and both of which together shall constitute the same document.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

The Company	NCM Financial, Inc.

Signature	Title	Date

/s/ Michael Noel	President	September 9, 2012
Michael Noel

The Consultant:

Signature	Title	Date

/s/ Llew Watkins	Consultant	September 9, 2012
Llew Watkins